EXHIBIT 99.1

WINDTAMER CORPORATION SHARES TO BEGIN TRADING MONDAY, NOVEMBER 16, 2009

(Rochester, New York) - November 13, 2009.  WindTamer Corporation (OTCBB:WNDT), a developer and manufacturer of a patented new wind turbine technology, anticipates that its common stock will begin trading on the OTC Bulletin Board Monday, November 16, 2009 under the trading symbol WNDT.

About WindTamer

WindTamer Corporation (www.windtamerturbines.com ) is a developer and manufacturer of highly-efficient wind powered generators for the production of electrical power.  Based on our testing and publicly available information, we believe that WindTamer turbine's efficiency allows it to create power at both low and high wind speeds when other turbines cannot, which allows it to produce more energy than similarly-sized turbines.  Therefore, a WindTamer turbine can be used to generate power in many places where it is currently not economically feasible. The WindTamer turbine has other competitive advantages, including its whisper-quiet operation, its lack of threat to migratory birds and its aesthetically pleasing appearance.  Accordingly, we believe that the WindTamer turbine can effectively generate power for many different applications in the residential, commercial, governmental, industrial, recreational, portable and transportation markets.

Forward-Looking Statements

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements relating to the outcome of our commercialization efforts, the performance of our technology, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. We have based these forward-looking statements on certain assumptions and analyses made by us in light of our experience and on our assessment of historical trends, current conditions, expectations, and projections about expected future developments and events, as well as on other factors we believe are appropriate under the circumstances and other information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described under the heading “Risk Factors” appearing in Item 1A of Part I of the Company’s 10-K/A filed with the Securities and Exchange Commission (“Commission”), for the fiscal year ended December 31, 2008 and subsequent reports that we file with the Commission, that may affect the operations, performance, development and results of our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties. All forward-looking statements and reasons why results may differ contained herein are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ. All of the forward-looking statements contained herein are qualified by these cautionary statements.

Contact:
WindTamer Corp
Investor Relations
Cherrie Mahon
(585) 243-4040
cmahon@windtamerturbines.com

Thank you for your interest in WindTamer Turbines!